As filed with the Securities and Exchange Commission on July 1, 1998

===============================================================================

                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            -------------------------


                         THE ELDER-BEERMAN STORES CORP.
               (Exact name of registrant as specified in charter)

              Ohio                                       31-0271980
  (State or Other Jurisdiction             (I.R.S. Employer Identification No.)
of Incorporation or Organization)

                      3155 El-Bee Road, Dayton, Ohio 45439
   (Address, including ZIP Code, of registrant's principal executive offices)


             THE ELDER-BEERMAN STORES CORP. RETIREMENT SAVINGS PLAN
               (AMENDED AND RESTATED EFFECTIVE AS OF JULY 1, 1998)
                            (Full title of the plan)

                              Scott J. Davido, Esq.
                   Senior Vice President, General Counsel and
                                    Secretary
                         The Elder-Beerman Stores Corp.
                                3155 El-Bee Road
                               Dayton, Ohio 45439
                                 (937) 296-2700
       (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)


                                      CALCULATION OF REGISTRATION FEE
==============================================================================================================
Title of Securities          Amount           Proposed Maximum           Proposed Maximum         Amount of
     to be                   to be             Offering Price                Aggregate          Registration
  Registered              Registered(1)         per Share (2)            Offering Price(2)           Fee
==============================================================================================================
Common Stock,
without par value              500,000               $25.94                   $12,970,000           $3,826.15
==============================================================================================================

(1) Pursuant to Rule 416(c) of the Securities Act of 1933 (the "Securities Act"), an indeterminate amount of interests in The Elder-Beerman Stores Corp. Retirement Savings Plan (the "Plan") are deemed to be registered hereby.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to paragraphs (c) and (h)(1) of Rule 457 of the General Rules and Regulations under the Securities Act, on the basis of the average high and low sale prices for such common stock, without par value of The Elder-Beerman Stores Corp. (the "Common Stock") on the Nasdaq National Market System on June 26, 1998.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

         The following documents filed by The Elder-Beerman Stores Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

          (1) the Company's Annual Report on Form 10-K for the year ended January 31, 1998;

          (2) the Company's Quarterly Report on Form 10-Q for the quarter ended May 2, 1998;

          (3)  the Company's Current Report on Form 8-K dated January 29, 1998;
          and

          (4) the description of the Common Stock of the Company contained in the Company's Registration Statement on Form 10 (Commission File
          No. 0-2788) filed on November 26, 1997, as amended by Form 10/A-1 on January 23, 1998 and Form 10/A-2 on February 12, 1998 (the
          "Form 10"), including any amendment filed for the purpose of updating such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date hereof and prior to the termination of the offering of the securities registered pursuant to this Registration Statement shall be deemed to be incorporated by reference into this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable.

Item 5.  Interests of Named Experts and Counsel.

         The validity of the Common Stock to be issued in connection with this Registration Statement will be passed upon by Scott J. Davido, Esq., Senior Vice President, General Counsel and Secretary of the Company. Mr. Davido has options to purchase 21,000 shares of the Common Stock.

Item 6.  Indemnification of Directors and Officers.

         Reference is hereby made to Section 1701.13(E) of the Ohio Revised Code, which sets forth conditions and limitations concerning indemnification of officers, directors and agents of an Ohio corporation. Section 29 of the Company's Amended Code of Regulations provides, in relevant part, as follows:

         The Corporation shall indemnify, to the full extent then permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a member of the Board of Directors or an officer of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise. The Corporation shall pay, to the full extent then required by law, expenses, including attorney's fees, incurred by a member of the Board of Directors in defending any such action, suit or proceeding as they are incurred, in advance of the final disposition thereof, and may pay, in the same manner and to the full extent then permitted by law, such expenses incurred by any other person. The indemnification and payment of expenses provided hereby shall not be exclusive of, and shall be in addition to, any other rights granted to those seeking indemnification under any law, the Amended Articles of Incorporation, any agreement, vote of shareholders or disinterested members of the Board of Directors, or otherwise, both as to action in official capacities and as to action in another capacity while he or she is a member of the Board of Directors or an officer of the Corporation, and shall continue as to a person who has ceased to be a member of the Board of Directors or an officer of the Corporation or as to a person who has served at the request of the Corporation as a director, trustee, officer, employee or agent of another corporation, and shall inure to the benefit of the heirs, executors, and administrators of such persons.

         In addition, the Company maintains directors' and officers' reimbursement and liability insurance. The risks covered by such policies include certain liabilities under the securities laws.

Item 7.  Exemption from Registration Claimed.

         Not Applicable

Item 8.  Exhibits.

         4.1   The Elder-Beerman Stores Corp. Retirement Savings Plan.

         4.2   Amended Articles of Incorporation of the Company (filed as
               Exhibit 3(a) to the Form 10 and incorporated herein by reference).

         4.3 Amended Code of Regulations of the Company (filed as Exhibit 3(b) to the Form 10 and incorporated herein by reference).

         4.4 Rights Agreement By and Between The Elder-Beerman Stores Corp. and Norwest Bank Minnesota, N.A., dated as of December 30, 1997 (filed as Exhibit 4(c) to the Company's Annual Report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

         5 Legal Opinion of Scott J. Davido, Esq., Senior Vice President, General Counsel and Secretary of the Company.

         23.1  Consent of Independent Auditors.

         23.2 Consent of Scott J. Davido, Esq. (set forth in the opinion filed as Exhibit 5 to this Registration Statement).

         24    Power of Attorney.

         UNDERTAKING:

         The undersigned Company will submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and will make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or
              Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or
              Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
              Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING THIS REGISTRATION STATEMENT ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF DAYTON, STATE OF OHIO, ON THIS 30th DAY OF JUNE, 1998.


                                      THE ELDER-BEERMAN STORES CORP.



                                       By:      /s/ Scott J. Davido
                                             ---------------------------------
                                       Name:    Scott J. Davido, Esq.
                                       Title:   Senior Vice President, General
                                                Counsel and Secretary

        PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON JUNE 30, 1998.



    Signature                                                              Title
    ---------                                                              -----
             *                                        Chairman of the Board of Directors and
---------------------------------                     Chief Executive Officer, Director
    Frederick J. Mershad                              (Principal Executive Officer)

             *                                        President, Chief Operating Officer and
---------------------------------                     Chief Financial Officer, Director
    John A. Muskovich                                 (Principal Financial Officer)

             *                                        Senior Vice President, Controller
---------------------------------                     (Principal Accounting Officer)
    Steven D. Lipton

             *                                        Director
---------------------------------
    Stewart M. Kasen

             *                                        Director
---------------------------------
    Steven C. Mason

             *                                        Director
---------------------------------
    Thomas J. Noonan, Jr.

             *                                        Director
---------------------------------
    Bernard Olsoff

             *                                        Director
---------------------------------
    Laura H. Pomerantz

             *                                        Director
---------------------------------
    Jack A. Staph

             *                                        Director
---------------------------------
    John J. Wiesner


      * This Registration Statement has been signed on behalf of the above officers and directors by Scott J. Davido, Esq., Senior Vice President, General Counsel and Secretary of the Company, as attorney-in-fact pursuant to a power of attorney filed as Exhibit 24 to this Registration Statement.


DATED: June 30, 1998                    By:  /s/ Scott J. Davido
                                           --------------------------
                                             Scott J. Davido, Esq.
                                             Attorney-in-Fact

         The Plan. Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dayton, State of Ohio, on the 29th day of June, 1998.


                                  THE ELDER-BEERMAN STORES CORP. RETIREMENT
                                  SAVINGS PLAN



                                   By: /s/ Patricia L. Gifford
                                      --------------------------------------

                                   Name: Patricia L. Gifford
                                        ------------------------------------

                                   Title: Vice President, Human Resources
                                         -----------------------------------

                                  EXHIBIT INDEX



        4.1     The Elder-Beerman Stores Corp. Retirement Savings Plan.

        4.2     Amended Articles of Incorporation of the Company (filed as Exhibit 3(a) to the Form
                10 and incorporated herein by reference).

        4.3     Amended Code of Regulations of the Company (filed as Exhibit 3(b) to the Form 10 and incorporated herein by reference).

        4.4     Rights Agreement By and Between The Elder-Beerman Stores Corp. and Norwest
                Bank Minnesota, N.A., dated as of December 30, 1997 (filed as Exhibit 4(c) to the
                Company's Annual Report on Form 10-K for the year ended January 31, 1998, and incorporated herein by reference).

        5       Legal Opinion of Scott J. Davido, Esq., Senior Vice President, General Counsel and
                Secretary of the Company.

        23.1    Consent of Independent Auditors.

        23.2    Consent of Scott J. Davido, Esq. (set forth in the opinion filed as Exhibit 5 to this
                Registration Statement).

        24      Power of Attorney.